TRANSACTIONS SUBJECT TO RULE
10f-3 PROCEDURES


Portfolio:	 JPM Small
Company - 161540
		Security Description:
Oplink Communications Inc.

Issuer:	 Oplink
Communications Inc.
		Offering Type:  U.S.
Registered

    US Registered, Eligible
Muni, Eligible
Foreign, Eligible 144A




REQUIRED
INFORMAT
ION



ANS
WE
R


APPLICA
BLE
RESTRIC
TION

In
Comp
liance
    Yes
No



1.


2.


3.


4.


5.


6.


7.



8.


9.

1
0.




1
1.



1
2.


Offering Date

Trade Date

Unit Price of
Offering

Price Paid per
Share

Years of
Issuer    s
Operations

Underwriting
Type

Underwriting
Spread


Total Price
paid by
Portfolio

Total Size of
Offering

Total Price
Paid by
Portfolio plus
Total Price
Paid for same
securities
purchased by
the same
investment
adviser for
other
investment
companies

Underwriter    s
     from whom
the Portfolio
purchased
    attach a
prospectus or
offering
circular for a
list of all
syndicate
members

If the affiliate
was lead or
co-lead
manager, was
the instruction
listed below
given to the
broker    s
named in
#11? ****


10    4
00

10    4
00

$18.0
0

$18.0
0

3+

Firm

$1.26


$19,8
00

$246,
600,0
00

$1,46
6,550




Robe
rtson
Step
hens


YES

None

Must be the
same as #1

None

Must not
exceed #3

Must be at
least three
years *

Must be
firm

Investment
Adviser
determinati
on to be
made

None

None

#10 divided
by #9 must
not exceed
25% **




Must not
include
Investment
Adviser
affiliates
***



Must be
    Yes     or
    N    A

N    A

YES

N    A

YES

YES

YES

YES


N    A

N    A


YES





YES



N    A

The Investment Adviser has no
 reasonable cause to
believe that the underwriting
 commission, spread
or profit is NOT reasonable
and fair compared to
underwritings of similar
securities during a
comparable period of time.
 In determining which
securities are comparable,
the Investment Adviser
has considered the factors
set forth in the
Portfolio    s 10f-3 procedures.

*	Not applicable to munis.
In the case of
munis,     i     the issue
 must have one
investment grade rating or
 ii     if the
issuer or the revenue source
 has been in
operation for less than
 three years, the
issue must have one of the
three highest
ratings.  Circle     i     or
     ii    , whichever is
met.

**	If an eligible Rule 144A
offering, must
not exceed 25% of the total
 amount of
same class sold to QIBs in
the Rule
144A offering PLUS the amount
of the
offering of the same class in any
concurrent public offering

***	For munis purchased from
syndicate
manager, check box to confirm
that the
purchase was not designated
as a group
sale.

****	No credit for the purchase
 made for the
Portfolio can be credited to the
Investment Adviser    s affiliate.

S:\Funds Administration\FUNDS
ADMINISTRATION\CHUBB\
SmallCompanyPortfolio\Annual2000
\10f-3 JPMSC-Oplink-10-4-00.doc